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                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                             ----------------

                                 FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

                         ------------------------

                             OCTOBER 10, 1996
             Date of report (Date of earliest event reported)

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                      Commission File Number: 0-18108

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                        FINET HOLDINGS CORPORATION
          (Exact name of registrant as specified in its charter)

                                 DELAWARE
                         (State or jurisdiction of
                      incorporation or organization)

                         3021 CITRUS CIRCLE, #150
                          WALNUT CREEK, CA 94598
                  (Address of principal executive office)

                                94-3115180
                   (IRS Employer Identification Number)

                     Telephone Number: (415) 658-4150
           (Registrant's telephone number, including area code)

                     235 MONTGOMERY STREET, SUITE 750
                          SAN FRANCISCO, CA 94104
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant has (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to filing requirements within the past 90 days.

                              Yes `X'  No___

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Pursuant to the Company's previously announced voluntary recapitalization plan which is still in process, the following elements, some of which have been reported previously, were completed in 1996:

A. The Company filed a certificate for renewal and revival of charter which became effective October 10, 1996.

B. The Company's certificate of incorporation was amended to provide for a one-for-two reverse split of all shares of the Company's common stock, effective opening of business October 21, 1996 and, accordingly, the Company's trading symbol was changed from FTHC to FNHC.

C. The Company's certificate of incorporation was further amended to increase the number of authorized shares of common stock from twenty million (20,000,000) to thirty million (30,000,000) shares, effective October 21, 1996.

D. Additionally, the Company completed a financing with a non-US investor which involved the sale of 1 million shares of its common stock for $500,000 and the issuance of warrants to purchase 1 million shares of its common stock at an exercise price of $1.00 per share.

E. On December 30, 1996, the Company filed its Form 10-K Annual Report for the fiscal year ended December 31, 1995 and file Form 10-Q's for each of the first three fiscal quarters of 1996.

  Additionally, the Company completed additional financing with a group of non-US investors which involved the sale of 6 million shares of its common stock for $3 million and the issuance of warrants to purchase 2.5 million shares of its common stock at an average exercise price of $1.85 per share.

F. On December 31, 1996, the Company completed its previously announced acquisitions of PreferenceAmerica Mortgage Network (PAMN), a California mortgage broker, and Monument Mortgage, Inc. (MMI), a California mortgage banker. The acquisition of PAMN for $250,000 will be accounted for as a purchase. The acquisition of MMI, in exchange for 8.4 million shares of the Company's common stock and $1 million in cash, will be accounted for as a reorganization and merger.

  Additionally, pursuant to an agreement reached in January, 1996, the Company redeemed for $180,000 and returned to authorized but unissued stock 3 million shares of the Company's common stock from Cumberland Partners, holder of the Company's $800,000 secured convertible debenture. As a result of this redemption and the acquisition and financings above, Cumberland Partners' ownership of the Company's shares declined from 52.5% to 2.3%.

G. These events support the planned repositioning the Company from a mortgage broker/franchisor to a diversified technology and residential real estate services integrator and marketer.